SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                FEBRUARY 8, 2010


                              ENTECH  SOLAR, INC.
                              -------------------
               (Exact Name of Registrant as specified in charter)

     Delaware                        0-16936                       33-0123045
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(State or other jurisdiction       (Commission                 (IRS Employer
   of incorporation)                File Number)             Identification No.)


   13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas         76177
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       (Address of principal executive offices)                   (Zip Code)



      Registrant's telephone number, including area code:   817/ 224-3600


                                      N/A
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.


ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

     On February 8, 2010, Entech Solar, Inc. (the "REGISTRANT") and The Quercus Trust ("QUERCUS") entered into a Stock Purchase Agreement, pursuant to which Quercus purchased 7,500,000 shares of the Registrant's common stock at $0.08 per share for an aggregate total of $600,000.

     The foregoing description of the stock purchase by Quercus does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

     The transaction described in the Stock Purchase Agreement did not involve any underwriters or any public offerings. These transactions were exempt from registration under The Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to Section 4(2) of the Securities Act or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

     Quercus has made investments in the Registrant through private placements entered into pursuant to Stock Purchase Agreements dated December 15, 2009, January 14, 2010, January 29, 2010 and February 8, 2010 (collectively, the "Stock Purchase Agreements"), which have been reported in Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 6, 2010, February 4, 2010 and as reported in this Item 3.02, above. Each of the Stock Purchase Agreements contains a share price protection clause that increases the number of shares of the Registrant's common stock issuable to Quercus in the event shares of the Registrant's common stock are sold at a price less than $0.08 per share at any time prior to January 1, 2011. On February 12, 2010, Quercus and the Registrant entered in a Stock Purchase Agreement Amendment to eliminate the share price protection clauses in the Stock Purchase Agreements.

     The foregoing description of the Stock Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement Amendment which is attached hereto as Exhibit 10.2, and incorporated herein by reference.


ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS: ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

     As reported by the Registrant in a press release issued on February 8, 2010, David Gelbaum has replaced Frank Smith as the Chief Executive Officer of the Registrant. Dr. Smith will continue to serve on the Registrant's Board of Directors.

     Mr. Gelbaum also serves as Chairman of the Registrant's Board of Directors and as a member of the Audit Committee and the Compensation Committee. Mr. Gelbaum was appointed to the Board on February 20, 2008 and became Chairman on January 12, 2009. Mr. Gelbaum is the co-trustee of The Quercus Trust which, pursuant to rights given to The Quercus Trust, as the holder of the Registrant's Series D Convertible Redeemable Preferred Stock and in accordance with the terms and conditions of a letter agreement between the Registrant and The Quercus Trust entered into in connection with The Quercus Trust's purchase of Series F Convertible Preferred Stock (which automatically converted into common shares on July 26, 2008), has nominated four directors to the Board. Mr. Gelbaum is one such director. Mr. Gelbaum has been a private investor since 2002. From 1989 until 2002, Mr. Gelbaum performed quantitative modeling for stock price returns and derivative securities for TGS Management, and from 1972 until 1989 he worked at Oakley & Sutton in a similar capacity.

     Also as reported in the Registrant's press release on February 8, 2010, Jacob J. Worenklein resigned from the Board of Directors as required by the policies of the law firm of which Mr. Worenklein serves as a partner. A copy of the press release issued on February 8, 2010 is attached hereto as Exhibit 99.1, and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit No.
-----------

10.1 Stock Purchase Agreement, dated February 8, 2010 by and between Entech Solar, Inc. and The Quercus Trust.

10.2 Stock Purchase Agreement Amendment dated February 12, 2010 by and between Entech Solar, Inc. and The Quercus Trust.

99.1     Press Release dated February 8, 2010.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ENTECH SOLAR, INC.


                              By:    /s/ Sandra J. Martin
                                   -----------------------------------
                                         Sandra J. Martin
                                         Chief Financial Officer

Dated:   February 12, 2010